Primary efficacy endpoint: Mean diurnal
IOP on Day 29
Two concentrations of Roclatan™ vs.
Rhopressa™ 0.02% and latanoprost
Trial design similar to registration trial
for another fixed-dose combination
- Statistically significant difference at
measured time points
- higher combo efficacy vs. components
of at least 1-3 mmHg, as previously
accepted by FDA for product approval
Roclatan™ Phase 2b Clinical Trial Design
Phase 2b Protocol
Roclatan™ 0.01%
vs.
Roclatan™ 0.02%
vs.
Rhopressa™ 0.02%
vs.
Latanoprost
All dosed QD PM
~300 Patients
28 days

Exhibit 99.2

Roclatan™ Phase 2b
Summary
Roclatan TM met primary efficacy measure of superiority over each of the components on day 29
Roclatan TM mean diurnal IOP reduction on day 29 was approximately 2
mmHg superior to latanoprost
Roclatan TM met statistical superiority over the individual components at all time points
The efficacy difference between Roclatan TM and latanoprost across all time points was 1.6  – 3.2 mmHg
The efficacy difference between Roclatan TM and Rhopressa TM across all time points was 1.7  – 3.4 mmHg
The main adverse event was hyperemia, or eye redness, which was reported in 40 percent of patients and was scored as mild for the large majority of the patients.  No systemic drug-related adverse events.

Roclatan™ Phase 2b
Table of Efficacy at All Time Points ITT*

Mean IOP (mmHg) by Treatment Group and Treatment Difference in
Mean IOP
0.02%
Roclatan™ 0.005% Latanoprost 0.02% Rhopressa™
(n = 72) (n = 73) (n = 78)
Mean Mean Difference Mean Difference
Day 8
8:00 AM 17.0 19.6 -2.6 20.0 -3.1
10:00 AM 15.6 18.3 -2.7 18.0 -2.4
4:00 PM 15.6 18.6 -3.1 17.9 -2.3
Day 15
8:00 AM 16.5 19.6 -3.2 19.6 -3.1
10:00 AM 15.8 18.3 -2.4 18.7 -2.8
4:00 PM 15.7 18.3 -2.6 18.4 -2.7
Day 29
8:00 AM 16.9 19.2 -2.4 20.3 -3.4
10:00 AM 15.9 17.7 -1.8 18.6 -2.7
4:00 PM 16.8 18.4 -1.6 18.5 -1.7
Roclatan™
vs
Latanoprost
Roclatan™
vs
Rhopressa™
1.6 to 3.2 1.7 to 3.4
*  Intent to Treat

4 AR-13324 = Rhopressa™ PG324 = Roclatan™ Roclatan™ Phase 2b, ITT* * Intent to Treat

AR-13324 = Rhopressa™ PG324 = Roclatan™ 5 Roclatan™ Phase 2b % of patients with IOP drops of > 20%

Roclatan™ Phase 2b % of Patients with IOP Drops of < 18 mmHg AR-13324 = Rhopressa™ PG324 = Roclatan™ 6